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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 1999

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: SEPTEMBER 27, 1999
                        (DATE OF EARLIEST EVENT REPORTED)

                             LEGEND PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                DELAWARE                                    1-9885                                 36-3465359
     (STATE OR OTHER JURISDICTION OF                (COMMISSION FILE NO.)              (IRS EMPLOYER IDENTIFICATION NO.)
             INCORPORATION)

             3755 7TH TERRACE, SUITE 301, VERO BEACH, FLORIDA 32960
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (561) 778-0180
               (REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On September 27, 1999, Legend Properties, Inc. (the "Registrant"), through its majority owned subsidiaries, Ashburn Corporate Center, LC and Ashburn Front Five, LLC, sold the land and related improvements of the Ashburn Corporate Center (the "Property") located in Loudoun County, Virginia to Catapult Ventures LLC, a nonaffiliated third party. The Property is a 116 acre commercial business park development planned for office and flex/tech uses.

The sale price of the Property was $15,150,000 (before closing costs and prorations of approximately $793,000). The Registrant used a portion of the proceeds to repay the existing mortgage notes of $5,940,000. The sale is expected to result in a gain for financial reporting purposes of approximately $2.0 million and $2.3 for Federal income tax purposes.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)    Financial Statements.    Not Applicable

(b)    Pro Forma Financial Information - Narrative

           As a result of the sale of the Property, after September 27, 1999, there will be no further operating costs and expenses and interest expense, including loan cost amortization recorded for the Property in the consolidated financial statements of the Registrant. For the year ended December 31, 1998, the Registrant's financial statements reflected operating costs and expenses and interest expense, including loan cost amortization of $497,280 and $600,536, respectively, for the Property. Operating costs and expenses, interest expense, including loan cost amortization and other income, net relating to the Property included in the Registrants consolidated financial statements for the six months ended June 30, 1999 were $168,891, $574,161 and $100,000, respectively. Also, as a result of the sale of the Property, there are no further assets and liabilities related to the Property, which at June 30, 1999 consisted of assets held for sale of $12,366,376, restricted cash and investments of $374,030 and notes payable to banks and others of $5,940,000.

(c)    Exhibits

           10.1 Real Estate Purchase Agreement between Legend Properties Inc. and Du Pont Fabros Development LLC, dated June 29, 1999.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 20, 1999





                             LEGEND PROPERTIES, INC.
                                  (Registrant)


                               By:  /s/ ROBERT B. CAVOTO
                                    ------------------------------------
                                        Robert B. Cavoto
                                    Vice President, Chief Financial Officer

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